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                                 PERKINS COIE
            A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
        1201 THIRD AVENUE, 40TH FLOOR - SEATTLE, WASHINGTON 98101-3099
            TELEPHONE: (206) 583-8888 - FACSIMILE: (206) 583-8500


                                 July 20, 1995



Sierra On-Line, Inc.
3380 146th Place S.E., Suite 300
Bellevue, WA  98007

         RE: 2,214,384 SHARES OF COMMON STOCK ($.01 PAR VALUE) OF SIERRA ON-LINE, INC. (THE "COMPANY")

Ladies and Gentlemen:

         We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 2,214,384 shares of Common Stock, $.01 par value per share (the "Shares"), which are to be issued pursuant to the Sierra On-Line, Inc. 1995 Stock Option and Award Plan (the "SOAP"), the Sierra On-Line, Inc. 1995 Employee Stock Purchase Plan (the "ESPP") and the Sierra On-Line, Inc. Restricted Stock Award Letter Agreements (the "Agreements"). We have examined the Registration Statement and such other documents and records of the Company as we have deemed relevant and necessary for the purpose of this opinion.

         Based upon and subject to the foregoing, we are of the opinion that the Shares that will be issued pursuant to the SOAP, the ESPP and the Agreements, upon the due execution by the Company and the registration by its registrar of the Shares and the issuance thereof by the Company and the receipt of consideration therefor in accordance with the terms of the SOAP, the ESPP and the Agreements, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,


                                            PERKINS COIE